UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 10, 2011

NORTHEAST UTILITIES

(Exact name of registrant as specified in its charter)

Massachusetts	001-5324	04-2147929
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Federal Street, Building 111-4 Springfield, Massachusetts	01105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 665-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8

Other Events

Item 8.01

Other Events.

On March 10, 2011, the Massachusetts Department of Public Utilities (“DPU”) issued an interlocutory order (the “Order”) on the standard of review to be applied in the review of mergers involving Massachusetts utilities in Docket 10-170, Joint Petition for Approval of Merger between NSTAR and Northeast Utilities, pursuant to G.L. c. 164, Section 96.

Applicable state law provides that mergers of Massachusetts utilities and their respective holding companies must be “consistent with the public interest.”  The Order modifies the standard of review with respect to such mergers from a “no net harm” standard to a “net benefits” standard, meaning that the companies must demonstrate that the proposed transaction provides benefits that outweigh the costs.  The Order states that the DPU will continue flexibly to apply the factors established by case law and Section 96.

The DPU has indicated that it will convene a procedural conference to establish a new procedural schedule for Docket 10-170.  The timing of the regulatory approval from DPU required to complete the merger is dependent on the procedural schedule that the DPU will establish.

Northeast Utilities is pleased with the timeliness of the DPU’s determination regarding the appropriate standard of review for Massachusetts utilities mergers, including this merger.  Northeast Utilities is confident that the transaction will meet the “net benefits” standard.  Northeast Utilities still expects that the merger will be completed in the second half of 2011.

For further information regarding the proposed Northeast Utilities - NSTAR merger, please refer to the Registration Statement on Form S-4 (Registration No. 333-170754) filed by Northeast Utilities with the Securities and Exchange Commission (“SEC”) in connection with the merger, and Northeast Utilities’ Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on February 25, 2011.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES

(Registrant)

March 11, 2011

By:

/s/ RANDY A. SHOOP

Randy A. Shoop

Vice President and Treasurer

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